Exhibit 10.20(1)

THIS INDENTURE OF LEASE, made as of the 15th day of November, 2009

IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT,

BETWEEN:

ALDROVANDI EQUIPMENT LIMITED a Corporation incorporated under the laws of the Province of Ontario

(hereinafter called the “LESSOR”)
OF THE FIRST PART

-and-

MANITEX LIFTKING, ULC a Corporation incorporated under the laws of the Province of Alberta,

(hereinafter called the “LESSEE”)
OF THE SECOND PART

WITNESSETH:

1.	PREMISES

   IN CONSIDERATION of the rents, covenants and agreements hereinafter reserved and contained on the part of the Lessee to be paid, observed and performed, the Lessor hath demised and leased and by these presents doth demise and lease unto the Lessee, its successors and assigns, all that messuage or tenement, including all improvements thereto, the premises outlined on the Plan attached hereto as Schedule “A” (hereinafter referred to as the “Demised Premises”), and together with the right to use the common outside areas and facilities in common with other users of the building. The Demised Premises comprise as hereafter outlined, which building, adjacent lands and common areas are hereinafter referred to as the “Building”, “Buildings”, or “Development”, and contain a rental area of approximately 94,509 square feet.

2.	TERM

   TO HAVE AND TO HOLD the Premises for and during the term of five (5) years (herein called the “Term”), to be computed from and inclusive of the 30th day of November, 2009 and ending on the 29th day of November, 2014.

The Lessee acknowledges and agrees that it has inspected the Demised Premises and agrees to accept same in an “as-is” condition.

3.	RENT

   YIELDING AND PAYING THEREFOR yearly and every year during the term hereby granted, unto the Lessor a base rental rate calculated as follows:

7135 Islington Avenue, Woodbridge, Ontario	- 61,636 sq. ft @ $4.70/sq ft

19 Vinyl Court, Woodbridge, Ontario	- 32,873 sq. ft @ $4.70/sq ft

Years	Annual	Monthly	Per Square Foot
1-5	$444,192.30	$37,016.03	$4.70

AREA COVERED BY HIGH STEEL STRUCTURE AND WITH TWO OVERHEAD CRANES on with a capacity of 20 tons, one with a capacity of 12 tons at 191 Vinyl Court, Woodbridge, Ontario – 10,400 square feet at $3.40.

Years	Annual	Monthly	Per Square Foot
1-5	$35,360.00	$2,946.67	$3.40

ACCORDINGLY, the total monthly rental payments commencing on November 30, 2009 shall be $39,962.70.

Each monthly installment is to be paid in advance without deduction on the 1st day of each month in each year during the term hereby demised as the Lessor’s office at 7135 Islington Avenue, Woodbridge, Ontario L4L 1V9 or at such other place as the Lessor may hereafter from time to time direct, together with additional rent hereinafter reserved. The Lessee shall provide to the Lessor on the commencement date of the Lease and on each anniversary date thereafter twelve (12) post-dated cheques for rental payments for the following year. In the event of a tenancy commencing or termination on other than the first of the month, the rent for pars month shall be prorated.

4.	LESSEE’S COVENANTS

The Lessee covenants and agrees with the Lessor as follows:

(a)	To pay rent.

Use

(b)	To use the premises only for the manufacturing and storage of fork lifts and related equipment and for no other purpose.

Additional Rent

(c)    This Lease shall be absolutely net to the Lessor and that the Lessee shall pay for its own account, and without any variation, set-off or deductions, all costs, expenses, rate, taxes and charges in any way relating to the Demised Premises and the business of the Lessee as well as the Lessee’s proportionate share of all taxes, insurance premiums, utilities and other rates, maintenance, accounting fees and other costs, expenses and charges relating to the operation of the building without the duplication and other than the payments of any interest or principal required to be paid by the Lessor under any mortgage related to the building, any income taxes of the Lessor, the cost of any repairs property attributable to capital account other than as specifically set out herein to be the Lessee’s responsibility, or amounts recovered by the Lessor from insurance proceeds or warranty claims relating to any cost which has been charged or is otherwise chargeable as additional rent. Without restricting the generality of the above, the Lessee shall pay to the Lessor in each and every year during the term hereof, as additional rent:

Realty Taxes

(i)        To pay the realty taxes, local improvement rates and other similar charges assessed and levied against the Demised Premises provided at the Lessor’s option, the Lessee shall pay its proportionate share of the amount of all taxes, rates, duties and assessments whatsoever, including local improvement rates, or similar taxes, whether municipal, parliamentary or otherwise, now charged, levied, rated or assessed, or hereafter to be charged, levied, rated or assessed against the buildings whether such taxes are levied at first instance against the Lessor or Lessee or any similar taxes now in existence or contemplated at any time during the term hereof by any competent governmental or municipal body in additional to, or in lieu of, the taxes, rates, duties or assessment hereinbefore referred to. In the event that the Lessee wishes to appeal its realty or business tax assessment, it shall also appeal the assessment or the Development, it shall give prior written notice to the Lessor, and take all steps to ensure that the assessment of the Development, Lessor or other Lessees are not increased as a result of its appeal. The Lessee indemnifies the Lessor from any misallocation or assessment which may occur as a result of its appeal;

Leasehold Taxes

(ii)        If the taxes in respect of the building upon which the demised premise are situate shall be increased by reason of any installations made in or upon, or any alteration made in or to the Demised Premises by the Lessee, the amount of such increase;

Separate School Taxes

(iii)        If the Lessee or any person, firm or corporate occupying the demises premises or any part thereof shall elect to have the Demised Premises or any part thereof assessed for separate school taxes, the amount by which the separate school taxes exceed the amount which would be payable by the Lessor for school taxes, had such election not have been made, provided that if the Lessee so elects and the separate school taxes paid are less than public school taxes in any year of the term hereby ranted, the amount of school tax payable by the Lessee shall be reduced Accordingly;

Utilities, Taxes, etc. Affecting Common Areas

(iv)        its proportionate share of the cost of domestic water and other utilities supplied to the common areas, and of nil taxes, fines, duties and assessments whatsoever, including local improvement rate now charged, levied, rates or assessed, or hereafter to be charged, levied, rated or assessed upon or in respect of the common areas, and including, but without limiting the generality of the foregoing, its proportionate share of all business taxes, if any, from time to time payable by the Lessor in respect of the common areas and facilities, or any part thereof; provided if such taxes, rates, duties and assessments, including local improvement rates are assessed separately to pay in accordance with such separate assessment;

Lessor’s Insurance

(v)        its proportionate share of the total annual net costs and expenses of insuring the lands, buildings, improvements and equipment and other property in the Development and the common areas and futilities, owned by the Lessor or for which the Lessor is legally liable, form time to time, in such manner and form, with such companies and such coverage and in such amounts as the Lessor, or the Mortgagee, from time to time, determines including without limitation, insurance against:

(1)        Any risks of physical loss or damage to all property owned by the Lessor relative to the Development;

(2)        Damage to air-conditioning and heating equipment and miscellaneous electrical apparatus on a broad form blanket repair and replacement basis;

(3)        Loss of insurable gross profit attributable to all perils insured against by the Lessor or commonly insured against by prudent Lessors, including loss of all rent receivable from tenants in the Development in accordance with the provisions of their leases including minimum rent, percentage rent and additional rent in such amount or amounts as the Lessor or the Mortgagee from time to time requires;

(4)        Third party liability claims including the exposure for personal injury, bodily injury, property damage occurrence, including all contractual obligations coverage and including actions of all authorized employees, subcontractors and agents while working on behalf of the Lessor; and

(5)        Any other from of insurance the Lessor or its Mortgagee reasonably requires from time to time for insurable risks and in amounts against which a prudent landlord would protect itself.

 The Lessee shall not do or permit to be done any act of or thing whereby the insurance coverages or any of them hereinbefore contemplated may be increased in premium or cancelled by the insurer, or the Demised Premises shall be rendered uninsurable, and if by reason of any act done or permitted or omission, as the case may be, by the Lessee, the said insurance coverages or any of them shall be increased in premium, then the Lessee shall be liable to pay all of such increased in premium, with respect to the entire coverages and this notwithstanding that the Lessees occupies only a portion of the building or buildings covered by such insurance coverages, and if the Demised Premises shall be rendered uninsurable or if the said insurance coverages or any of them shall be cancelled by reason of any act done or permitted, or omission, as the case may be, by the Lessee, and shall not be susceptible of being replaced then the Lessor, after giving the Lessee at least seven (7) days without which to replace the insurable coverage or coverages shall, at its absolute discretion have the right to determine that the term hereof has expired and in such event the Lessee shall deliver up possession of the demises premise as if the term of this lease had expired;

Cleaning and Maintenance

(vi)        its proportionate share of the costs incurred by the Lessor in cleaning, repairing, replacing and maintaining the common areas and facilities as hereinbefore defined including without limiting the generality of the foregoing, snow removal, gardening, supervision, policing, law sprinkler maintenance and replacement, sprinkler alarm monitoring, salting of driveways and walkways painting the outside of the building and maintenance including repairs and maintenance and replacement of paving, including re-striping and signing where necessary, curbs, walkways, landscaping, and drainage as may from time to time become necessary and other reasonable costs which may be incurred with respect to the said outside common areas and facilities and the cost of any security systems which the Lessor deems necessary for the operation of the Development;

The manner in which the said outside areas and facilities shall be maintained shall be at the sole discretion of the Lessor provided that the said manner shall be reasonable and in keeping with the maintenance of an industrial premises of a similar size, location and nature having regard for the then age of the said building;

Personnel

(vii)        its proportionate share of salaries of all personnel including on-site supervisory personnel employed to carry out the maintenance and operation of the Development and the common areas and facilities, including contributions and premiums towards usual fringe benefits, unemployment and Worker’s Compensation insurance, pension plan contributions and similar premiums and contributions;

Domestic Water

(viii)        its share of water usage for the building in which the Unit is located which shall be apportioned by the Lessor in consultation with its consulting engineer and acting reasonably, and provided that the Lessee or Lessor may, at its option and at the sole expense of the Lessee, install a separate water meter in which case the Lessee shall pay only such amount as is actually metered. The installation costs of such separate meter shall be collectable from the Lessee as additional rent;

Heating, Ventilating and Air-Conditioning

(ix)        its share, as reasonably apportioned by the Lessor, of the cost of an annual preventative maintenance contract for all heating, ventilating and air-conditioning equipment installed in the Development if the Lessor chooses to arrange for such contract;

(x)        its share, as reasonably apportioned by the Lessor, of the annual costs of repairs, including service charges and the cost of replacement parts, for all heating, ventilating and air-conditioning equipment installed in all building of the Development;

(xi)        its share, as reasonably apportioned by the Lessor, of the estimated cost of replacing all heating, ventilating and air-conditioning equipment installed in all buildings in the Development amortized over the projected useful life of such equipment;

Provided that in the alternative to the charges set out in (ix), (x), and (xi), the Lessor at its option may require that the Lessee be responsible for the maintenance, repair and replacement of all heating, ventilating and air-conditioning equipment within the Demised Premises.

Capital Repairs

(xii)        its proportionate share of the costs of maintenance, repairs or replacements to items of a capital or structural nature which by their nature require periodic maintenance, repair, or replacement or the purpose of which is to reduce the operating costs of the Development. The Lessor may in the alternative, at its discretion exercised reasonably, amortize the costs of these items over the estimated life of the item repaired or replaced and the Lessee shall in addition pay interest on the unamortized cost at the rate of two (2%) percentage points over the prime lending rate of the Lessor’s Bank; and,

Administrative

    (xiii) an administrative fee of fifteen percent (15%) of the total of the additional rental as specified in the Lease, excluding realty taxes;

Business Taxes

(d)        To pay as and when the same become due, and to save the Lessor in all respects harmless with respect thereto, all business taxes from time to time levied against or payable by the lessee in respect of the lessee’s occupancy of the Demised Premises;

Proportionate Share Definition

(e)        Whenever in this Lease, reference shall be made to the Lessee’s proportionate share of any taxes, costs, charges or expenses, the same shall be that proportion which the rentable area of the premises hereby demised to the Lessee bears to the total rentable area (including the premises hereby demised) of the entire buildings presently situate on the lands forming the Development, including any future additions thereto, but excluding any service areas for the general benefit of all Lessees of the Development;

Common Areas and Facilities

(f)        Whenever in this Lease, reference shall be made to the common outside areas and facilities, the same shall mean all of the lands forming the Development not for the time being covered by the buildings and utility and/or refuse rooms (other than any service area for the general benefit of all Lessees of the Development) and shall include any improvements (apart from structures erected by the Lessee) thereon and thereto, such as tool sheds, lighting standards and parking signs and marking areas designated by the Lessor for use by particular Lessees;

Additional Rents

(g)        The payments required to be made by the Lessee to the Lessor under the provisions of subparagraph (c) hereof shall be paid by the Lessee in equal monthly installments to be estimated by the Lessor on the dates that the rent is payable pursuant to the terms of this Lease, and to be adjusted upon the Lessor finally determining the actual amount of such payments. Any amounts owing by this lease shall be paid thirty (30) days after demand;

Utilities

(h)        In each and every year during the term hereof to pay, satisfy and discharge directly or indirectly all charges in connection with electrical current, gas, rental charges for gas or electrically-operated hot water heaters and other public or private utilities or services extraordinary as well as ordinary, supplied at any time to the Demised Premises;

Indemnity for Non-payment by Lessee

(i)        To indemnify and keep indemnified the Lessor in respect of non-payment of all losses, costs, charges, penalties and expenses occasioned by, or arising from the non-payment of any and every tax, rate, assessment, charge, expense or fee, including any business or similar tax assessed against the Lessee of any subtenant or licensee or other persons occupying the Demised Premises or any part thereof, and provided that the same shall be a charge o the Demised Premises or in any way the ultimate responsibility of the Lessor, unless the same shall have already been paid by the Lessee to the Lessor, and provided that the same shall not be of a kind personal to the Lessor, such taxes on the income of the Lessor;

Repairs and Maintenance

(j)        At its own expense, to properly carry out all repairs, maintenance, replacements, and painting of the demises premises and of all machinery and equipment situate therein or thereon (both inside and outside) and including any stairs or platforms leading thereto and to repair and maintain the Demised Premises including, without limited the generality of the foregoing, subject to clauses 4(c)(ix), (x) and (xi) hereof, the air-conditioning and heating units, boilers and pressure vessels, if any, sprinkler system and plate glass thereon. Provided, however, the Lessor shall have the option of carrying out such repairs, replacement and maintenance on behalf of the Lessee and collecting the cast thereof together with an administration fee as additional rent;

Lessee’s Insurance

(k)        At its own expense, to take out and maintain property damage, public liability, boiler and plate glass insurance as well as insurance against theft, in the names of the Lessor and the Lessee, and in form, amount, and with insurance carriers satisfactory to the Lessor and containing a waiver of subrogation against the Lessor. The Lessee shall renew each policy’s insurance not less that fourteen (14) days prior to the expiration of the term thereof, and forward to the Lessor certificates of insurance evidencing the policies in effect;

Comply With By-laws, etc.

(l)        To promptly comply with and conform to the requirements or all applicable statutes, laws, by-laws, regulations, ordinances and orders from time to time, or at any time in force during the term hereof and affecting the condition, equipment, maintenance, use or occupation of the Demised Premises, and with every applicable regulation, order and requirement of The Canadian Fire Underwriters Association, or any body having a similar function or of any liability or fire insurance company by which the Lessor and Lessee or either of them may be insured at any time during the term hereof;

Notice to Lessor of Defect

(m)        In the event of the observance of any apparent structural defect or material damage to the Demised Premises by any cause, to give notice in writing to the Lessor of such defect or damage forthwith upon the same becoming known to the Lessee; provided that if such defect or damage becomes known to the Lessee or reasonably should have been observed by the lessee and the Lessee fails to give notice hereof to the Lessor, the Lessee shall be liable for such of the costs incurred by the Lessor in repairing the said defect or damage as can be shown to be directly attributable to the actions of the Lessee and those for whom I law, the Lessee is responsible (including failure to give such notice) after such defect or damage become know to the Lessee or reasonably should have been observed by the Lessee;

Entry to View State of Repair

(n)        to permit the Lessor at all reasonable times and upon reasonable notice (and at all times in cases of emergency) to enter upon and view the state of repair and maintenance of the Demised Premises, and to inspect the heating and air-conditioning units, the plumbing, boilers and pressure vessels thereon, and to comply with all reasonable requirements of the Lessor with respect to the care, maintenance and repair thereof;

Surrender

(o)        Upon the expiration of the term hereby granted, the Lessee will peaceably surrender, quit and deliver up the Demised Premises to the Lessor in a good state of repair and maintenance reasonable wear and tear excepted, provided the Lessor may elect that any or all installations made or installed by or on behalf of the Lessee to be removed upon expiration of the term and it shall be the lessee’s obligation to restore the leased premised to the condition they were in previous to the said alternation, installation, addition, partition, etc. Said removal and restoration shall be at the sole expense of the said Lessee;

Keep Clean

(p)        At its own expense to keep entrance ways and all steps and platforms leading to the Demised Premises clear of all snow, ice and debris;

Nuisance

(q)        That it will not carry on, or permit to be carried on, in or about the Demised Premises any business or activity which shall be deemed upon reasonable grounds to be a nuisance, nor will it omit to do or permit to be omitted to be done anything in respect of the Demised Premises, the omission of which shall upon reasonable grounds, be deemed to be a nuisance;

Inspection

(r)        During the term hereby granted the Lessor and as prospective purchasers, mortgagees or lessees may inspect the Demised Premises or any parts thereof at reasonable times and upon reasonable notice on producing an order to that effect signed by the Lessor, if any, and provided that the Lessee may elect to cause its employees or agents to be present at the time of such inspection;

Heating

(s)        Subject to clauses 4(c)(ix), (x) and (xi) hereof, to assume the sole responsibility for and the cost of the heating or air-conditioning of the Demised Premises including replacement and repair to heating, air-conditioning and ventilating system when required;

Assignment or Sub-letting

(t)(i)    The Lessee will not transfer or assign the Lease or sub-let or part with the possession or all or part of the Demised Premises without prior written consent of the Lessor, which consent shall not be unreasonably or arbitrarily withheld or delayed; provided however, such consent to any assignment or subletting shall not relieve the Lessee from its obligations for the payment for rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. The Lessee shall have the right without the consent of the Lessor, to assign this Lease to a company incorporated or to be incorporated by the Lessee provided that the Lessee holds voting control of the company but otherwise a change in voting control of the Lessee shall constitute a transfer.

    It shall not be unreasonable for the Lessor to require as a condition of granting consent, the giving of personal guarantees and/or the provision of additional security for the payment of rents. The Lessee shall pay to the Lessor any consideration received by it by way of increased rental or by other payment attributable to the Demised Premises in excess of the fair market value of the Lessee’s fixtures.

(t)(ii)    Provided further and notwithstanding paragraph 4(t)(i), if the Lessee proposes to assign this Lease or sub-let the Demised Premises, the Lessee shall send to the Lessor, a notice setting forth the name and address of the proposed assignee or sub-tenant and all the terms and conditions of the proposed assignment or sub-lease, and the Lessor within fifteen (15) days form the submission of such notice by the Lessee may elect to terminate this Lease by giving to the Lessee a notice of intention to terminate, fixing a date of termination not sooner than the date the sub-tenant or assignee proposes to occupy the Demised Premises and the lessee shall deliver up vacant possession of the Demised Premises on such date of termination and the Lease shall terminate and come to an end (including any liability of the Lessee in regard thereto, and adjustments shall be made in rent, taxes and other charges payable by any party under this Lease).

(t)(iii)    No assignment or sublease of the within Lease shall be valid unless, the lessee shall deliver to the Lessor:

(1)     Duplicate original of such assignment or sublease duly executed by the Lessee;

(2)     Instrument duly executed by the assignee or subtenant, in a form satisfactory to the Lessor wherein such assignee shall assume the Lessee’s obligations for the payment of rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained; and,

(3)     Payment by the Lessee of the Lessor’s standard consent fee.

Not Alter Structure

(u)        The Lessee will not place anything on the roof or in any way make any opening in the roof for stacks or other purposes, or in any way alter the walls or structures of the Demised Premises without the written consent of the Lessor, which my be unreasonably or arbitrarily refused.

Refuse

(v)        The Lessee will not use any garbage or other containers unless approved by the Lessor or allow any ashes, refuse, garbage or other loose materials to accumulate in or about the Demised Premises or stock or cause to be stored outside of the Unit any of its inventory or stock-in-trade or raw materials.

Plate Glass

(w)        The Lessee shall pay the cost of replacement with as good quality and size of any glass broken on the Demised Premises including outside windows and doors of the perimeter of the Demised Premises (including perimeter windows in the exterior walls) during the continuance of this Lease, unless the glass shall be broken by the Lessor, its servants, employees or agents on its behalf.

Repairs to Common Systems

(x)        The Lessee acknowledges that the lands and premises hereby demised form part of a larger building and that the whole of the building of which the Demised Premises form part will be served by common drainage, water systems, as well as electrical systems and gas or other fuel systems and in the even that the repairs are necessary to any of such systems in any portion of the entire building of which the Demised Premises form part, then the Lessee covenants to forthwith pay to the Lessor its proportionate share of the total cost of such repairs forthwith upon receiving written demand therefore; and the Lessor’s servants or agents shall have reasonable access to the Demised Premises for the purpose of making the necessary repairs herein contemplated without liability for any disturbance, or business interruption which may be caused in so doing, and for great certainty it is expressly agreed that if any of such common systems that have been damaged or shall have been inoperative by reason of the negligence of the lessee, its servants or agents, then the entire cost of repairing the same shall be bore by the Lessee.

Damage to Party Walls

(y)        The Lessee acknowledges that one (1) or more of the walls of the Demised Premises are party walls which may be used as to the portion adjacent in the Demised Premises by the adjoining Lessee, or by the Lessor, and the Lessee covenants and agrees that as to any repairs required to the said party walls which are the responsibility of the Lessee hereunder, it will bear one-half (1/2) of the cost of such repairs, unless such repairs are necessitated wholly by reason of the negligence, acts or omissions of the lessee or its servants or agents, in which event the Lessee shall be responsible for the entire cost of such repairs, and in the event that repairs are made necessary by reason of the negligence of the adjoining lessees, then the cots of repairs shall not be borne by the lessee, and the Lessee covenants that it will forthwith pay the cost of such repairs to the said party walls for which it responsible hereunder forthwith upon receiving written demand therefore.

Loading and Unloading

(z)        All loading and unloading of merchandise, supplies, unloading materials, garbage, refuse and other chattels with the except of the Lessee’s general office supplies shall be made only through or by means of the Shipping doors, so designated by the Lessor; and

Goods and Services Tax

(aa)        The Lessee shall pay when due any sales tax, Goods and Services Tax, Harmonized Sale Tax, value-added tax, business transfer tax or similar rates, duties, assessments or levies on the rent payable by the lessee; whether payable, levied or assed directly to the lessee or to the Lessor on account of the rents payable by the Lessee. A failure to pay the Goods and Services Tax shall be a default of the Lease and shall be treated as if it were a failure to pay rent but the Goods and Services Tax shall not be deemed to be real for the purpose of calculating the amount of Goods and Services Tax exigible.

Fixtures

5.        The Lessee shall have the right, subject to the other provisions hereof to install a pint spray booth, bake over and other equipment normally associates with auto repair. Provided that the Lessee, when not in default hereunder, may remove its trade fixtures, provided that the Lessee shall not remove or carry away from the Demised Premises or common outside areas, any plumbing, heating, ventilating or lighting equipment, wiring or electrical panels and services or other building services; provided the lessee shall repair any damage occasioned by the installation or the removal of its fixtures.

 Seizure and Bankruptcy

6.        PROVIDED that if the term hereby created or any of the goods and chattels of the Lessee shall at any time seized or taken in execution or in attachment by any creditor of the Lessee or if without the consent of the Lessor, the Demised Premises shall become vacant or the Demised Premises shall not be used for a period of fifteen (15) days or if a Writ of Execution shall be issued against the goods or chattels of the Lessee, or if without the prior written consent of the Lessor the Lessee shall execute any chattel mortgage or bill of sale of any of its goods or chattels other than in the ordinary course of its business, or any order made for the winding up of the Lessee or for the appointment of a receiver or receiver and manager or a receiver or manager is appointed pursuant to a mortgage, debenture or other encumbrance affecting the goods, chattels or other personal property of the Lessee, or if the Lessee shall make any assignment for the benefit of creditors or commit any other act of bankruptcy or make a proposal as defined in the Bankruptcy and Insolvency Act of Canada or any amendment thereto, or becoming a bankrupt or insolvent shall take the benefit of any statue which may be in force for bankrupt or insolvent persons, shall attempt to abandon the Demised Premises or to sell or dispose of its goods or chattels then the current month’s rent, together with the rent for the three (3) months next enduring, (and for the purpose hereof rent shall include all monies designated to be paid as additional rent, including, but without limiting the generality at the foregoing, against billing on account of taxes, insurance premiums and maintenance of common outside areas and facilities), shall immediately become due and payable on presentation of invoices and the said term shall at the option of the Lessor forthwith become forfeited and determined, in which event the Lessor may re-enter and take possession of the Demised Premises as though the Lessee, or any occupant or occupants of the Demised Premises was or were holding over after the expiration of the term without any right whatsoever, provided that no action by the Lessor in so doing shall be deemed to relieve the Lessee of its obligations for the payment of rent and additional rent or any other monies payable hereunder.

Distress

7.        PROVIDED that in case of removal by the Lessee of its goods and chattels from the Demised Premises, the Lessor may follow the same for thirty (30) days, in the same manner as is provided for in the Landlord and Tenant Act; and notwithstanding anything contained in the Landlord and Tenant Act or any other statute or any other subsequent legislation, none of the goods or chattels of the Lessee at any time during the continuance of the term hereby created on the Demised Premises shall be exempt from levy by distress for rent in arrears, and that upon any claim being made for an exemption by the Lessee on a distress made by the Lessor this Covenant may be pleaded as an estoppel against the Lessee in any action brought to test the right to the levying upon any such goods, the Lessee waiving as it hereby does any exemptions form distress which might have accrued to the Lessee under the provisions of the Landlord and Tenant Act. Provided further that in the event of default, the Lessor may re-enter the premises by use or force or change the locks in order to effect a distress or to secure the Lessee’s property and the Lessee shall be hereby estopped from claiming an illegal distress by reason thereof.

Re-entry

8.        In the event the Lessee shall be in default of any of its covenants hereunder including the covenant of the Lessee to pay rent or additional rent, whether legal demand has been made or not, the Lessor may at its option either enter into and upon the Demised Premises or any part thereof in the name of the whole and have again, repossess and enjoy the same as if its former estate and the said Lease shall thereupon terminate or itself take steps and do to or cause to be done such things as may be necessary to remedy and correct such defaults, or to re-let the same as agent of the lessee and claim against the Lessee for damages suffered. Provided further that I the event that the Lessor shall be entitled to, and shall elect to make a re-entry as hereinbefore provided for, any re-entry or other action so taken shall not be deemed to relieve the Lessee of the obligation to pay rent and other monies payable as rent hereunder and such rent and other monies payable as rent hereunder and such rent and other monies payable as rent in accordance with the provision hereof shall continue to accrue and be payable until such time as the Lessor is able to re-let the premises, or otherwise deal with the same in such manner that it shall not sustain any loss should the Lessee thereafter fail to pay the rent and other monies payable as rent or otherwise under this lease. Provided further that in addition to all other rights hereby reserved to it, the Lessor shall have the right to re-enter the Demised Premises as the agent of the Lessee either by force or otherwise, without being liable for any prosecution therefore, and to re-let the whole or any portion of the Demised Premises for any period equal to or greater or less than the remainder of the then current term of the Lease and to receive the rent therefore, said rent to be any sum which it may deem reasonable, to any lessee which it may deem suitable and satisfactory, and for any use purpose which it may deem appropriate and in connection with any such lease, the Lessor may make such changes in the character of the improvements or the Demised Premises as the Lessor may determine to be appropriate or helpful in effecting such Lease; but in no event shall the Lessor be under any obligation to re-let the Demised Premises in whole or in part for any purpose which the Lessor may regard as injurious to the Demised Premises, or to any lessee which the Lessor, in the exercise of reasonable discretion, shall deem objectionable and to apply any rent derived from so re-letting the Demised Premises upon account of the rent due hereunder, and the lessee shall remain liable to the Lessor for the deficiency, if any, it being the intention hereof that nothing herein contained and no entry made by the Lessor hereunder shall in no way release the Lessee from the payment of the rent hereby reserved during the term hereof being such sum as may be realized by the Lessor by such re-letting or by the proceeds of any distress made by the Lessor against the Lessee; and provided that the Lessor shall not in any event be required to pay to the Lessee any surplus of any sums received by the Lessor on a re-letting of the Demised Premises in excess of the rent reserved hereunder.

Overholding

9.        Provided that should the Lessee remain in possession of the Demised Premises after the termination of the original term hereby created, with the Lessor’s consent in writing, without other special agreement, it shall be as a monthly Lessee on a monthly base rental equal to the annual payable during the last month of the term hereof, plus an increase of eight percent (8%) compounded for each year of the most recently expired term of the Lease and such amount shall be payable on the first day of each and very month and subject in other respects to the terms of this Lease, including those provisions requiring the payments or additional rent in monthly instalments. Provided if the Lessee shall occupy the Demised Premises during any renewal term before the rental rate for such renewal period has been determined pursuant to the terms of the Lease, the Lessee shall pay rent at a rate estimated by the Lessor to be the rental payable during the lost month of the term hereof, plus an increase or eight percent (8%) compounded for each year of the most recently expired term of the lease and such amount shall be payable on the first day of each and every month and subject in other respects to the terms of this Lease, including hose provisions requiring the payments of additional rent in monthly instalments. Such payments shall be adjusted between the Lessor and the Lessee within fifteen (15) days of the date when the actual rate is determined.

LESSOR’S COVENANTS

10.        The Lessor covenants with the Lessee as follows:

Quiet Enjoyment

    (a)        For quiet enjoyment;

Alterations

    (b)        That the Lessee shall have the right from time to time to make alterations and changes in the interior of the Demised Premises as it may find necessary for its purposes and at its own expense, provided that the plans for such alterations or changes shall be delivered to the Lessor and the consent of the Lessor in writing shall first be obtained, such consent not to be unreasonably or arbitrarily withheld; provided that upon the termination of this Lease, the Lessee, if requested by the Lessor, shall restore the interior of the Demised Premises to its former condition immediately prior to the installation of such alterations or changes, reasonable wear and tear excepted, not inconsistent with the maintenance of the building of which the Demised Premises forms a part as a first class industrial premises having regard for the then age of the building, including the restoration of such standard futures as may have been installed by the Lessor, and if not so requested, any such changes or alterations should become the property of the Lessor.

Right to Let

(c)        That the Lessor has in it good right, full power and absolute authority to let the Demised Premises with their appurtenances according to the true intent of this indenture, and that it will execute such further assurances with respect thereto as may be reasonably required.

Damage and Destruction

11.        PROVIDED and it is hereby expressly agreed that if and whenever during the terms hereby demised the building erected on the lands shall be destroyed or damaged then and in every such event:

    (a)        if the damage or destruction is such that the building of which the demised premises forms part of is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy it and if to either event the damage, in the opinion of the Lessor, to be given in the Lessee within thirty (30) days of the happening of such damage or destruction, cannot be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Lessor has given its opinion, then the Lessor may within five (5) days next succeeding the giving of the Lessor’s opinion as aforesaid terminate this Lease by giving to the other Lessee in writing of such termination, in which event this Lease and the term hereby demised shall cease and be at an end as to the date of such destruction or damages until the rent and all other payments for which the Lessee is liable under the terms of this lease shall be apportioned and paid I full to the date of such destruction or damage; in the event that the Lessor does not so terminate this Lease, then the Lessor shall repair the said building with all reasonable speed and the rent hereby reserved shall abate from the date or the happening or the damage until the damage shall be made good to the extent of enabling the Lessee to occupy the Demised Premises;

    (b)        if the damage be such that the building of which the Demised Premises forms part is wholly unfit for occupancy, or it is impossible or unsafe to use or occupy it, but if in either event the damage, in the opinion of the Lessor, to be given to the Lessee within thirty (30) days from the happening of such damage, can be repaired with reasonable diligence within one hundred and twenty (120) days from the date the Lessor has given its opinion, then the rent hereby reserved shall abate from the date of the happening of such damage until the damage shall be made good to the extent of enabling the Lessee to occupy the Demised Premises and the Lessor shall repair the damage with all reasonable speed; and,

    (c)        if in the opinion of the Lessor the damage can be made good as aforesaid within one hundred and twenty (120) days from the date the Lessor has given its opinion, and the damage is such that the Demised Premises is capable of being partially used for the purposes for which it is hereby demised, then until such damage has been repaired the rent shall abate in the proportion that the part of the said Demised Premises which is rendered unfit for occupancy bears to the whole of the said Demised Premises and the Lessor shall repair the damage with all reasonable speed.

Loss or Damage

12.        The Lessor, its contractors, agents and employees shall not be liable for any death, injury, or damage to property, consequential damages, economic loss or any claim or demand whatsoever suffered by the Lessee, its employees, agents, licensees, or invitees occurring in or abut the Demised Premises or the Lands and building whether or not such loss or damage resulted form the deliberate act, omission or negligence of the Lessor, its contractor, agents or employees or other persons for whom it may be responsible. All property of the lessee or others within the Demised Premises shall be at risk of the lessee only and the Lessor shall have no obligation with respect to security or protection of any such property. The Lessee will indemnify the Lessor and save it harmless from any and all losses or claims, actions, demands, liabilities and expenses (including legal fees between a solicitor and its own client in connection with loss of life, personal injury and/or damage to the property arising out of any occurrence in or about the Demised Premises or the Lands and Buildings occasioned or caused wholly or in part by any act or omission of the Lessee or its invitees.

Right to Remedy Default

13.        IN THE EVENT that the Lessee shall make default in the payment of any sum required to be paid by it or shall make default in the performance of any covenant or the doing of anything required to be performed or done by it hereunder, then the Lessor shall have the right to pay any such sum so in default or to perform or do any such thing and such sums so paid or the casts for performing or doing such things, and in every such case, shall be deemed to be additional rent payable under the provisions of this Lease and the Lessor shall be entitled to charge all such sums or monies to the Lessee plus 15% for administration and the Lessee shall pay them forthwith on demand; and the Lessor, in addition to any other rights, shall have the same remedies and may take the same steps for the recovery of all such sums or monies as it might have and take for the recovery of rent in arrears under the terms of this Lease. All arrears of rent and monies payable as rent or additional rent under the terms of this Lease which may be in arrears shall bear interest at the rate of twenty-four percent (24%) per annum from the time such arrears become due until paid to the Lessor. As security for the payment for rent and additional rent, the Lessee hereby grants the Lessor a security interest over its business undertaking, inventory and receivables and the Lessor shall have all the rights of a secured party under the Personal Property Security Act. The Lessee consents to the registration of a Financing Statement under the said Act.

Notice of Sale

14.        THE LESSOR shall have the right at any time during the term hereby demised to place upon the Demised Premises a notice of reasonable dimensions and reasonably placed so as not to interfere with the business, stating the Demises Premises are for sale, and at any time during the last six (6) months of the term that the Demised Premises are to let, and the Lessee shall not remove such notice, or permit the same to be removed.

Improvement to Become Part of the Premises

15.        ANY BUILDING, erection or improvement placed or erected in or upon the Demised Premises, or upon the lands which the Demised Premises are situate, apart from the Lessee’s trade fixtures, shall become a part thereof and shall not be removed, and shall, to the extent that the same are utilized by the lessee, be subject to all of the provisions of this Lease. No building, erection or improvement shall be erected in or upon or adjacent to the Demised Premises, or upon the lands upon which the Demised Premises are situate, without the prior written consent of the Lessor.

Further Assurances to Mortgagee

16.        THE LESSEE covenants that it will, if and whenever reasonably required by the Lessor at the Lessee’s expense, consent to and become a party to any reasonable instrument relating to this Lease including the delivery or statement as to the status of the Lease, which may be required by or on behalf of any mortgagee or insurer or other person, firm or corporation which may have or acquires an interest in the Demised Premises and in addition the Lessee shall execute such documents which may be necessary to cause this Lease to be subordinated to any incidental mortgage or charge against the land and building of which the Demised Premises form part.

Signs

17.        THE LESSEE shall not erect or install any exterior signs or interior window or door signs or advertising media or door lettering or placards without the previous written consent of the Lessor. Provided the Lessee shall be required to install lettering or a size, colour, style and material, approved by the Lessor, on the standard sign panel, if any, installed by the Lessor. Such signage shall be affixed by the Lessor’s sign contractor, at the Lessee’s expense. The Lessee shall not use any advertising media that the Lessor shall deem objectionable to it or other lessees such as loud speakers, phonographs, broadcasts or telecasts in a manner to be heard or seen outside the Demised Premises. The Lessee shall not install any exterior lighting or plumbing fixtures, shades, awnings, exterior decorations or painting on buildings or any fences, aerial or make any change to the building front or rear without the previous written consent of the Lessor. The Lessee shall indemnify and save harmless the Lessor from all claims, demands, loss or damage to any person or property arising out of or in any way caused by the erection, maintenance or removal of any such sign, mast, aerial or their installations. The Lessee shall have the right, subject to the Lessor’s standard sign policy, to install an identification sign at the front and/or rear of the Unit.

The Lessor shall have the right to install a roadside directory containing the names of each of the Lessees in the development and he Lessee’s company name and municipal address on the main entrance screen of the Demised Premises and the lessee covenants to pay to the Lessor upon receipt of a statement setting forth in reasonable detail the cost of such sign or signs, including installation thereof, the amount requested.

Rules and Regulations

18.        (a)        THE LESSEE acknowledges and agrees that the Lessor shall have the right to promulgate reasonable rules and regulations copies of which shall be delivered to the Lessee to regulate the use of the common outside areas and facilities about the building of which the Demised Premises form part, provided that such restrictions shall not hinder the use of the Demised Premises by the Lessee. The Lessee agrees that for the benefit and welfare of lessees occupying other units in the building and using the said common outside areas and facilities, such reasonable rules and regulations shall form part of this Lease and shall be binding upon the Lessee, provided that nothing herein contained shall require or be deemed to require the Lessor to promulgate any such rules or regulations or to regulate in any manner whatsoever the use of the common outside areas and utilities.

Use of Common Areas and Facilities

    (b)        THE LESSEE, its employees, invitees and customers and persons connected with the Lessee (subject and except as in the Lease provided), as appurtenant to the Demised Premises during the term of this lease and any renewal thereof shall have the right in common with others entitled thereto from time to time to use the driveways, walkways, lawns, if any, ramps and other common outside areas and facilities in and about the Development hereof except parking areas as may from time to time be designated by the Lessor for the use of, or benefit of, such person or others or areas designated for the purpose of ingress to and egress from the Demises Premises or other premises within the Development. The Lessee shall not unreasonably block or in any manner hinder the Lessor, or other lessees or person claiming through or under them or any of them who may be authorized by the Lessor to utilize the common outside areas and facilities from so doing. The Lessor may in its discretion from time to time permit other lessees to have the exclusive use of portions thereof.

    (c)        Subject as herein provided, the Lessor shall have the right to make such changes and improvements or authorizations as the Lessor may from time to time in its discretion determine in respect of the common outside ways, areas and facilities, or any part thereof.

Maintenance of Common Areas

19.        THE LESSOR and any persons authorized by the Lessor shall have the right to install, maintain and/or repair pipes, wires, ducts or other installations in, under or through the Demised Premises, or in, under or through the common outside areas and facilities about the Demised Premises, for or in connection with the supply of any services in the Demised Premises or other premises in the building of which the Demised Premises form part, but nothing herein contained shall oblige the Lessor to make such installation or do such maintenance or effect such repairs. The Lessor shall make all such repairs as quickly as possible and in such manner as to inconvenience the Lessee to the least possible extent, but the Lessor shall not be liable for any losses or damages which may be incurred by the lessee as result thereof.

Waiver Not Cumulative

20.        THE FAILURE of the Lessor to insist upon a strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed to be a wavier of any rights or remedies that the Lessor may have and shall not be deemed to be a wavier of any subsequent breach or default in any of such agreements, terms, covenants and conditions. All rights and powers reserved to the Lessor hereunder may be exercised either by the Lessor or its agents or representatives from time to time and all such rights and powers shall be cumulative and not alternative.

Notices

21.        ANY NOTICE, request, or demand herein provided or permitted to be given by the Lessee to the Lessor shall be sufficiently given if mailed postage prepaid, registered, or delivered to the Lessor addressed to it at its office and signed for by the Lessor’s representative, and any notice herein provided or permitted to be given by the Lessor to the Lessee shall be sufficiently given if mailed in the City of Vaughan, Ontario postage prepaid, registered or delivered to the Lessee addressed to it at the Demised Premises and signed for by the Lessee’s representative. Any such notice given us aforesaid shall be conclusively deemed to have been given on the day on which such notice is delivered, or on the third business day following the day upon which such notice is mailed, as the case may be. Either party may at any time give notice in writing to the other of any change of address of the party giving such notice, and from and after the giving of such notice, the address therein specified shall be deemed to the address of such party for the giving of notices hereunder. The word “notice” in this paragraph shall be deemed to include any request, statement or other writing in this Lease provided or permitted to be given by the Lessor to the Lessee or by the Lessee to the Lessor.

Binding On Heirs, etc.

22.        THIS INDENTURE and everything herein contained shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns subject to the consent of the Lessor being obtained as hereinbefore provided to any assignment, sublease or parting with possession of the Demises Premises by the Lessee.

Marginal Notes

23.        The marginal notes contained in this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease not in any way affect this Lease.

Underestimates

24.        The Lessee agrees that if the Lessor is required to apportion the cost of utilities, taxes or insurance between all or certain of the lessees occupying the premises and, in his opinion, acting reasonably, the Lessee is responsible for an amount greater than his proportionate share as hereinbefore defined, the Lessee agrees to pay such amount in the same manner as additional rent hereunder.

Change in Definitions

25.        The Lessee agrees that if the Lessor shall elect to sell one (1) or more of the buildings now or hereafter located on the lands described as the Development hereto, reference to the lands described in the Development shall be adjusted accordingly, provided the Lessee shall have reasonable ingress and egress and loading facilities for the purpose of carrying on the use hereinbefore stated.

Liens

26.        If any mechanics or liens or order for the payment of money shall be filed against the Demised Premises by reason or arising out of any labour or material furnished to the Lessee or to anyone claiming through the Lessee, the Lessee shall, within fifteen (15) days after notice to the Lessee of the filing thereof, cause the same to be discharged by bonding, deposit, payment, court order or otherwise. The Lessee shall defend all suits to enforce such lien, or orders, whether against the Lessee or the Lessor, at the Lessee’s sole expense. The Lessee hereby indemnifies the Lessor against an expense or damage as a result of such liens or orders.

No Registration

27.        The Lessee shall not register this Lease in this form in the appropriate Land Registry Office but should the Lessee or the Lessor request same then the parties hereto shall contemporaneously with the execution of this Lease execute a notice thereof solely for the purpose of supporting an application for registration of notice thereof, and such short form shall be in a form approved by the Lessor. The cost of reparation and registering such notice, if requested by the Lessee, shall be borne by the Lessee.

Re-Zoning, etc.

28.        The Lessee covenants that it will not oppose or cause to be opposed any application for additions to the buildings within the Development, changes of use permitted by all or any part of the buildings within the Development or changes of zoning concerning the lands on which the Development is situate, or any lands of the Lessor within a radius of one (1) mile of the building, which are instituted by the Lessor, provided the ability of the Lessee to use the Demised Premises for the purpose herein provided is not adversely affected thereby. Upon the request of the Lessor, the Lessee shall execute a suitable acknowledgement that it does not oppose any such application.

Currency

29.        Any payment required to be made by any provision of this Lease shall be made in lawful money of Canada.

Ontario law

30.        This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the Province of Ontario.

Joint and Several

31.        If two or more individuals, corporations, partnerships, or other business associations (or any combination of two more thereof) sign this Lease as the Lessee, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Lessee is a partnership or other business association, the members of which are, by virtue of statue or general law, subject to personal liability, the liability or each such member shall be joint and several.

Planning Act

32.        This Lease is entered into subject to the express condition that it is to be effective to create any interest in land, only if the provisions of Section 50 of the Planning Act (as it may from time to time be amended) are complied with. The Lessor and Lessee agree, as a separate and distinct agreement, that if the consent of the appropriate Committee of Adjustment or Land Adjustment Committee (or other body having jurisdiction) is requisite to the validity of this lease, either, either party may apply for such consent, and if such consent has not been obtained prior to the commencement of the term, the Lessor may give notice that if such consent has not been obtained and the demise hereunder thereby made effective within thirty (30) days from the giving of such notice all rights and obligations for the parties hereunder shall terminate at the expiration of the said period of thirty (30) days, and if such consent has not been so obtained such rights and obligations shall terminate accordingly. Notwithstanding the foregoing, the Lessor may at its option upon notice in writing to the Lessee deem the term of the Lease including any rights of renewal to be for a period of twenty-one (21) years less a day.

Parking

33.        The Lessee shall have the right to park or permit to be parked motor vehicles in such portions of the parking areas adjacent to the Demised Premise as the Lessor may designate or allocate to it, in the Lessor’s sole discretion; provided the Lessee covenants that it will not use or permit to be used the said portion of the parking area in such a manner as to restrict the flow of traffic across the parking area and that it will not erect or permit to be erected any barrier across or adjacent to any part of such potion of the parking area. Provided further that the Lessee, its servants, agents, and employees will not use or cause to be used by it or on its account any part of the said parking area other than those so designated or allocated to it, nor will it interfere in any way whatsoever with the use of the parking areas by the Lessor’s other lessees. Unless otherwise specifically provided herein, the Lessor does not guarantee to the Lessee the use of any specific number of parking spaces in the said parking areas. Provided, however, the Lessor shall have the right to re-designate the parking spot or spots which have been given to the Lessee. The Lessee may not park vehicles under repair in parking areas.

Calculations of Area

34.        (a)       The rentable area of the Demised Premises, shall be the sum of the following two amounts:

    (i)        The area of the unit as calculated measuring from the exterior surfaces of the exterior walls and of all walls adjoining common areas, and from the centre line of a party or demising wall separating two (2) or more rentable areas, all without deduction or exclusion for any space occupied or used for columns, suits, or other interior construction or equipment or for nay doorway areas or shipping areas, recessed from the lease line; and,

    (ii)        The area calculated to be the product of the area as determined in accordance with subsection (a) of this paragraph, multiplied by the fraction, the numerator of which is the area of all utility rooms and garbage rooms located in the Development and the denominator which is the leasable are as set out in subparagraph (a) above, of all the units in the Development.

    (b)        The rentable area shall be adjusted in accordance with the subsection and the rental as set out in paragraph 3 of this Lease shall be re-calculated by multiplying the monthly and yearly rental by a fraction, the numerator of which is the rentable area and the denominator of which is the rentable area specified in paragraph 1 of this lease.

Refuse Collection

35.        The Lessor at its option may require the Lessee to either:

    (i)        Store all refuse within the Demised Premises; or

    (ii)        Use a common refuse room to be serviced by a disposal contractor, in which event, the Lessee shall pay as an additional rental each month, its proportionate estimated share of the cost of such private refuse pick up. In the event the Lessor acting reasonably determines that the amount of garbage being generated by the Lessee is greater than its proportionate share, the Lessor shall have the right to estimate and charge to the Lessee such larger cost as it reasonably attributes to the Lessee.

Process Standards and Regulations

36.        The Lessee covenants and agrees that no noise, vibration, odours, water or fumes will emanate from the Demised Premises and disturb lessees of neighbouring premises. The Lessor shall be the sole arbiter and the determination of the Lessor shall be final as to whether any noise vibration, odours, water or funds are emitting from the premises and disturbing neighbouring lessees. Moreover, in the event any such disturbance is caused by the Lessee and is not remedied within seven (7) days of written notice by the Lessor, in addition to all of the other remedies set forth herein, the Lessor shall have the right to terminate the Lease without further notice and without further warning to the Lessee.

37.        Noise and Odour

    The Lessee covenants and agrees that no noise, vibration, odours, water or fumes will emanate from the demised premises and disturb lessees of neighbouring premises. The Lessor shall be the sole arbiter and the determination of the Lessor shall be final as to whether any noise vibration, odours, water or fumes are emitting from the premises and disturbing neighbouring Lessees. Moreover, in the event any such disturbance is caused by the Lessee and is not remedied within seven (7) days of written notice by the Lessor, in addition to all of the other remedies set forth herein, the Lessor shall have the right to terminate the Lease without further notice and without further warning to the Lessee.

Chemicals and Foreign Substances

38.        The Lessee covenants and agrees not to allow any chemicals of foreign substances to flow into the sanitary or storm sewer drains. The Lessee shall indemnify the Lessor from any costs involved in compliance with any statue, by-law, regulation, order or assessment, including legal and consultant’s fees and including the payment of any fines, penalties or other costs resulting from any pollutant or contaminant or environmental damage for which the Lessee is responsible in which the Lessee is responsible in whole or in part and this indemnity shall survive the termination of this Lease.

Environmental and Pollution

39.        For the purpose hereof:

“Environmental Laws” shall mean any laws, by0laws, regulations, ordinances or statues of any governmental authority having jurisdiction over the Demised Premises relating to protection of the environmental or health and safety.

“Noxious Substance” shall mean any substance defined as a contaminant pursuant to Environmental laws.

    The Lessee shall at all times comply with all Environmental laws and not permit the release of any Noxious Substance and shall indemnify and save the Lessor harmless from any breach thereof. In the event that as a result of an act or omission of the Lessee, its employees, agents, contractors, invitees or other person for whom the lessee is at law responsible, there is a breach of any Environmental Law of the release of any Noxious Substance, the Lessor shall have the right to enter upon the Demised Premises and rectify such situation and the Lessee shall forthwith upon demand pay the cost of such rectification plus 15% for the Lessor’s administration fee in addition to any other remedy of the Lessor. This provision shall survive the termination of this Lease. In the event that the said breach adversely effects the use of other premises within the Building or is of a continuing nature, the Lessor shall in addition to any other rights it may have, have the right to terminate this Lease.

Interpretation

40.        Unless the context otherwise requires, the word “Lessor” whenever it is used herein shall be construed to include the Lessor and its successors and/or assigns, and the word “Lessee” shall be construed to include and shall mean the Lessee and its successors and/or assigns. The word “Lessee” “Lessor” and the personal pronoun “it” relating thereto and used therewith shall read and be construed as the Lessor, the Lessee, and “his”, “her”, “its” or “their” respectively, as the number and gender of the party or parties referred to each require and the number of the verb agreeing therewith, shall be construed and agreed with the said word or pronoun substituted.

Option to Renew

41.        Provided when not in default hereunder and having consistently performed its obligations pursuant to the Lease throughout the term of the Lease, the Lessee shall have the right to renew this Lease upon written notice to the Lessor, at least six (6) months prior to the expiration of the within Lease, for a further term of five (5) years, upon the same terms and conditions, save and except for rent, to be mutually agreed upon. In the event the parties fail to agree on the renewal rent, within sixty (60) days prior to the expiration of term herein, then same shall be submitted to arbitration, pursuant to the Arbitrations Act of Ontario. Each party to pay its own cost for said Arbitration.

42.        Included in the rental agreement are the cranes and locations of same, indicated by the ‘XXXXX’ marks on Schedule “A” hereto.

    All overhead cranes must be maintained and serviced by the Lessee at the end of the lease herein. Said cranes must be returned in operating condition and safe working order.

43.        It is understood that this Lease includes a Shot Blaster. The maintenance of said Shot Blaster by the Lessee must be performed regularly and the repairs, when needed and all installation must be returned in working condition.

44.        This Lease shall terminate upon the occurrence of an Event of Default as such term is defined in the Asset Purchase Agreement dated as of October 19, 2006 among Veri-tek International Corp., Liftking Industries, Inc., Liftking Corporation, Louis Aldrovandi and Mark Aldrovandi.

IN WITNESS WHEREOF the parties hereto have caused their corporate seals to be affixed over the hands of their duly authorized signing officers in that behalf on the date first written above.

ALDROVANDI EQUIPMENT LIMITED (Lessor)
Name:	Louis Aldrovandi
Title:	President
Date:	June 8, 2010
I have authority to bind the Corporation
MANITEX LIFTKING, ULC (Lessee)
Name:	Bill Mavin
Title:	President
Date:	June 8, 2010
I have authority to bind the Corporation

RULES AND REGULATIONS

1.         The Lessee shall not perform any acts or carry on any practice which may inure the common outside areas and facilities or be a nuisance to any other lessee of the premise situated in the Development.

2.         The Lessee shall not burn any trash or garbage in or about the demised premises or anywhere within the confines of the Development.

3.         The Lessee shall not keep or display any merchandise on or otherwise obstruct the sidewalks, malls, driveways or other common areas adjacent to the Demised Premises nor block he aisles in the parking and shipping areas.

4.         The Lessee shall not overload any floor of the Demised Premises.

5.         The Lessee shall at all times keep the demised premises in a clean and sanitary condition in accordance with the laws and direction, ruses and regulations of any governmental or municipal agency having jurisdiction.

6.         At the commencement and through the term of this Lease, the Lessee shall at the expense of the Lessee, supply and install all light bulbs and tubes and maintain all necessary lighting fixtures.

7.         the Lessee shall not grant any concessions, licenses or permission to any third (3rd) parties to sell or take orders for merchandise or services in the Demised Premises without the prior written approval of the Lessor.

8.         The Lessee shall, upon written notice from the Lessor within five (5) days furnish the Lessor with the current Provincial License Number of any vehicles owned or used by the employees or the Lessee. The Lessor may from time o time designate an employee area that may be used by all Lessees and their employees and agents.

9.         For the benefit and welfare of the Lessor, the Lessor shall have the right to issue further Rules and Regulations and such further Rules and Regulations shall thereupon be binding upon the Lessee. Provided, that any such Rule or Regulation is not detrimental to the Lessee.